Exhibit 99.2

TERRAVIA HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 2, 2016, TerraVia Holdings, Inc. (“TerraVia” or the “Company”) entered into a Contribution Agreement (the “Agreement”) to sell a majority interest in its Algenist skincare business (“Algenist”) to a third party private equity firm. The Company will receive $20.2 million in cash (subject to certain adjustments contemplated by the Agreement), retain an ownership interest in Algenist of approximately 20% and continue to supply active ingredients formulated in the Algenist product line. Closing is expected by the end of the third quarter of 2016.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013, have been derived from the historical financial statements of the Company (“we”, “us” or “our”) as if the disposal of Algenist occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 reflects our results as if the disposal described above had occurred as of such date.

After closing and disposal of Algenist, when the Company issues financial statements beginning with the quarterly period ending September 30, 2016 and for the year ending December 31, 2016, the historical results of Algenist will be reclassified as discontinued operations in accordance with Financial Accounting Standards Board Codification Topic 205-20, Presentation of Financial Statements – Discontinued Operations.

The pro forma adjustments include assumptions that management believes are reasonable. The pro forma adjustments may differ from the adjustments that will be calculated to report the Algenist skincare business as discontinued operations in our future filings.

These unaudited pro forma condensed consolidated financial statements set forth below are based on available information and assumptions that we believe are factually supportable and are presented for illustrative purposes only. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or the financial position that would have been achieved had the disposition of Algenist been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying unaudited notes should be read together with our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our future performance or what our results of operations and financial position would have been if we had sold Algenist during the periods presented or if the transactions reflected in the pro forma adjustments had actually occurred as of the dates assumed. The unaudited pro forma condensed consolidated financial statements also do not reflect any significant changes that may occur after the disposition of Algenist.

TerraVia Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2016
(In thousands)

	Historical	Disposition of Algenist(a)		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$49,216	$20,230	(c)	$69,446
Marketable securities available-for-sale	33,307	—		33,307
Accounts receivable, net	2,373	(1,732)		641
Unbilled revenue	610	—		610
Inventories	13,681	(8,288)		5,393
Prepaids and other current assets	4,709	(3,044)		1,665

Total current assets	103,896	7,166		111,062

Plant, property and equipment, net	25,155	(362)		24,793
Investment in Solazyme Bunge JV	38,913	—		38,913
Other assets	1,177	1,600	(d)	2,777

Total assets	$169,141	$8,404		$177,545

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$6,752	$(2,785)		$3,967
Accrued liabilities	9,393	(341)		9,052
Deferred revenue	5,665	—		5,665

Total current liabilities	21,810	(3,126)		18,684

Other liabilities	1,359	(21)		1,338
Convertible debt	197,828	—		197,828

Total liabilities	220,997	(3,147)		217,850

Convertible preferred stock	26,732	—		26,732

Stockholders’ deficit:
Common stock	85	—		85
Additional paid-in capital	600,776	—		600,776
Accumulated other comprehensive loss	(15,594)	—		(15,594)
Accumulated deficit	(663,855)	11,551	(e)	(652,304)

Total stockholders’ deficit	(78,588)	11,551		(67,037)

Total liabilities, convertible stock and stockholders’ deficit	$169,141	$8,404		$177,545

TerraVia Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2016
(in thousands, except share and per share amounts)

	Historical	Disposition of Algenist(b)	Pro Forma
Revenues:
Product revenue	$13,627	$(11,470)	$2,157
Research and development programs	7,179	—	7,179

Total revenues	20,806	(11,470)	9,336

Costs and Operating Expenses:
Cost of product revenue	5,942	(3,788)	2,154
Research and development	16,507	—	16,507
Sales, general and administrative	32,768	(10,292)	22,476
Restructuring charges	1,239	—	1,239

Total costs and operating expenses	56,456	(14,080)	42,376

Loss from operations	(35,650)	2,610	(33,040)

Other Income (Expense):
Interest and other income, net	600	12	612
Interest expense	(6,967)	—	(6,967)
Debt conversion expense	(1,785)	—	(1,785)
Loss on equity method investment	(10,230)	—	(10,230)
Gain from change in fair value of derivative instrument	82	—	82

Total other income (expense)	(18,300)	12	(18,288)

Loss from continuing operations	$(53,950)	$2,622	$(51,328)

Loss from continuing operations per share, basic and diluted	$(0.65)		$(0.62)

Weighted average number of common shares used in loss from continuing operations per share computation, basic and diluted	83,164,890		83,164,890

TerraVia Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2015

(in thousands, except share and per share amounts)

	Historical	Disposition of Algenist(b)	Pro Forma
Revenues:
Product revenue	$33,300	$(23,278)	$10,022
Research and development programs	12,831	—	12,831

Total revenues	46,131	(23,278)	22,853

Costs and Operating Expenses:
Cost of product revenue	18,179	(7,616)	10,563
Research and development	48,094	—	48,094
Sales, general and administrative	80,733	(18,692)	62,041
Restructuring charges	4,953	—	4,953

Total costs and operating expenses	151,959	(26,308)	125,651

Loss from operations	(105,828)	3,030	(102,798)

Other Income (Expense):
Interest and other income, net	929	35	964
Interest expense	(14,160)	—	(14,160)
Loss on equity method investment	(22,389)	—	(22,389)
Gain from change in fair value of derivative instrument	1	—	1

Total other income (expense)	(35,619)	35	(35,584)

Loss from continuing operations	$(141,447)	$3,065	$(138,382)

Loss from continuing operations per share, basic and diluted	$(1.76)		$(1.73)

Weighted average number of common shares used in loss from continuing operations per share computation, basic and diluted	80,165,402		80,165,402

TerraVia Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2014

(in thousands, except share and per share amounts)

	Historical	Disposition of Algenist(b)	Pro Forma
Revenues:
Product revenue	$37,346	$(24,429)	$12,917
Research and development programs	23,045	—	23,045

Total revenues	60,391	(24,429)	35,962

Costs and Operating Expenses:			—
Cost of product revenue	20,612	(7,746)	12,866
Research and development	81,680	—	81,680
Sales, general and administrative	90,266	(17,645)	72,621
Restructuring charges	3,514	—	3,514

Total costs and operating expenses	196,072	(25,391)	170,681

Loss from operations	(135,681)	962	(134,719)

Other Income (Expense):
Interest and other income, net	1,310	18	1,328
Interest expense	(13,477)	—	(13,477)
Loss on equity method investment	(23,037)	—	(23,037)
Gain from change in fair value of warrant liability	688	—	688
Gain from change in fair value of derivative instrument	8,056	—	8,056

Total other income (expense)	(26,460)	18	(26,442)

Loss from continuing operations	$(162,141)	$980	$(161,161)

Loss from continuing operations per share, basic and diluted	$(2.14)		$(2.12)

Weighted average number of common shares used in loss from continuing operations per share computation, basic and diluted	75,879,208		75,879,208

TerraVia Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2013

(in thousands, except share and per share amounts)

	Historical	Disposition of Algenist(b)	Pro Forma
Revenues:
Product revenue	$19,962	$(19,856)	$106
Research and development programs	19,788	—	19,788

Total revenues	39,750	(19,856)	19,894

Costs and Operating Expenses:
Cost of product revenue	6,385	(6,338)	47
Research and development	66,572	—	66,572
Sales, general and administrative	62,933	(12,787)	50,146

Total costs and operating expenses	135,890	(19,125)	116,765

Loss from operations	(96,140)	(731)	(96,871)

Other Income (Expense):
Interest and other income, net	1,369	8	1,377
Interest expense	(7,136)	—	(7,136)
Loss on equity method investment	(8,237)	—	(8,237)
Gain from change in fair value of warrant liability	147	—	147
Loss from change in fair value of derivative instrument	(6,392)	—	(6,392)

Total other income (expense)	(20,249)	8	(20,241)

Loss from continuing operations	$(116,389)	$(723)	$(117,112)

Loss from continuing operations per share, basic and diluted	$(1.81)		$(1.82)

Weighted average number of common shares used in loss from continuing operations per share computation, basic and diluted	64,211,958		64,211,958

TERRAVIA HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

(a)	Reflects the pro forma elimination of the assets and liabilities associated with TerraVia’s Algenist skincare business, which are included in our historical condensed consolidated balance sheet.

(b)	Reflects the pro forma elimination of the operating results of TerraVia’s Algenist skincare business.

(c)	Represents the receipt of cash consideration at the closing of the disposal of Algenist.

(d)	Represents preliminary estimated fair value of TerraVia’s approximately 20% ownership interest in the successor business (Algenist Holdings, Inc.). Such amount is also included in the calculation of the gain on disposition, as described in footnote (e). The final recorded value of TerraVia’s approximately 20% ownership interest in Algenist Holdings, Inc. and resultant gain will be determined when TerraVia has completed the necessary valuation. The final valuation could differ materially from the preliminary valuation used in the pro forma adjustments.

(e)	Represents the estimated gain arising from the disposal of Algenist. The estimated gain has not been reflected in the pro forma condensed consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the transaction.